Exhibit 10.19

REVENUE PAYMENT AGREEMENT

This REVENUE PAYMENT AGREEMENT (“Agreement”) is made this 18th day of April, 2007, but effective January 5, 2007, by and between NAMI RESOURCES COMPANY L.L.C. a Kentucky limited liability company with an address of 104 Nami Plaza, Suite 1, London, Kentucky 40741 (hereinafter referred to as “Payor”) and TRUST ENERGY COMPANY, LLC, a Kentucky limited liability company with an address of 7700 San Felipe, Suite 485, Houston, Texas 77063 (“Payee”).

WHEREAS, Payor is the operator of the wells listed on Exhibit A hereto (the “Wells”) and is the current lessee of the leases referenced on Exhibit A (the “Leases”); and

WHEREAS, the Wells and Leases are subject to certain mortgages and other liens; and

WHEREAS, as part of the restructuring of the business of Payor and related companies, Payor has agreed to make certain payments to Payee; and

WHEREAS, the holders of the mortgages and liens on the Wells and the Leases have agreed to release the mortgages and liens on the Wells and the Leases;

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration (including the release of the mortgages and liens on the Wells and the Leases), the receipt and sufficiency of which consideration is hereby acknowledged, the parties agree as follows:

1.                                       Payor agrees to pay to Payee an amount equal to the Net Proceeds (as defined herein), of the sale of oil and/or gas from the Wells (the “Oil and Gas”).  Said payment shall be made on or before the thirty (30) days following the end of the month during which the Oil and Gas was produced and sold.

2.                                       As used herein, the term “Net Proceeds” shall mean the amount of money equal to the Gross Proceeds (as defined herein) minus the Expenses (as defined herein).

As used herein, the term “Gross Proceeds” shall mean the amount of money received by Payor from the sale of the Oil and Gas in the ordinary course of Payor’s business. Payor agrees that any gas sold from the Wells will be marketed and sold at not less than the monthly Columbia Gas Transmission Corp. Appalachia index price as published monthly in the Inside F.E.R.C. Gas Market Report. .

As used herein, the term “Expenses” shall mean the following:

(a)                                  All landowner royalties and other burdens on production payable in connection with the Oil and Gas;

(b)                                 All severance taxes payable in connection with the Oil and Gas;

(c)                                  All third party transportation costs and marketing fees associated with the sale of the Oil and Gas;

(d)                                 All costs of the operation of said Wells, including any repair costs which Payor may incur in the maintenance or repair of the Wells;  and

(e)                                  Overhead costs, which for the purposes hereof, shall be deemed to be $60.00 per month for each Well that is producing all or any part of a calendar month.

The Expenses shall be determined in accordance with the provisions of the Well Services Agreement and the related Accounting Procedure relating to the Wells.

3.                                       The parties acknowledge and agree that by this Agreement the Payee does not and will not have, or under any circumstances be deemed to have, any interest in the Leases or the Oil & Gas produced from the Wells.  Payor shall remain the lessee of the Leases and the operator of the Wells, and Payor shall be solely responsible for the performance of the Leases and the operation of the Wells.

4.                                       This Agreement applies only to the Wells listed on Exhibit A and the Oil and Gas produced from those Wells, and it shall not apply to any other or subsequent well or wells drilled on the Leases, except for a well drilled in substantially the same location as one of the Wells to replace such Well.

5.                                       This Agreement is binding on the parties and their successors and assigns.  Should the Payor assign the Leases or the Wells, or any of them, to a third-party, this Agreement and the obligations of the Payor hereunder shall be binding upon such Assignee.

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SIGNATURE PAGE FOLLOWS]

PAYOR:

NAMI RESOURCES COMPANY, LLC

BY: NAMI SERVICE COMPANY, LLC

ITS: MANAGER

By:	/s/ Majeed S. Nami
Majeed S. Nami

Its: Manager

PAYEE:

TRUST ENERGY COMPANY, LLC

BY: VANGUARD NATURAL GAS, LLC

ITS: MANAGER

By:	/s/ Scott W. Smith
Scott W. Smith

Its: Manager

EXHIBIT A

Oil and Gas Leases subject to the Revenue Payment Agreement:

1.               Oil and Gas Lease dated July 18, 1929 from Asher Coal Mining Company, as Lessor, to J.A. Henninger, as Lessee, covering 1770 acres and as recorded in Lease Book 9, Page 242 of the records of Bell County, Kentucky.

2.               Oil and Gas Lease dated December 16, 1952 from Asher Coal Mining Company, as Lessor, to North American Petroleum Company, as Lessee, covering 460 acres and as recorded in Lease Book 16, Page 14 of the records of Bell County, Kentucky.

3.               Oil and Gas Lease dated March 9, 1953 from Asher Coal Mining Company, as Lessor, to North American Petroleum Company, as Lessee, covering 2500 acres and as recorded in Lease Book 16, Page 197 of the records of Bell County, Kentucky.

Wells Subject to the Revenue Payment Agreement:

Well Name

Asher 1

Asher 2

Asher 11

Asher 12, 14B, 15, 20, 24, 25, 26, 27

28,29,30,31,32,33,34,35,36,37

Asher 22

Taylor Harris #3